Exhibit 10.55

MODIFICATION OF LEASE

Amendment to lease that extends the lease term and increases rent

1.

Lease Amendment and Extension Agreement

This lease amendment agreement is made on April 1, 2007, by KNK Properties, LLC, whose address is 5258 South Eastern Avenue, in Las Vegas, Clark County, Nevada (referred to in this instrument as “lessor”), and Streamray Inc., whose address is 5258 South Eastern Avenue, Suite #100, in Las Vegas, Clark County, Nevada (referred to in this instrument as “lessee”).

2.

Recitals

Pursuant to the lease dated April 21, 2005 (“lease”), and further amendment dated September 1, 2005 lessee let from lessor approximately 5,440 square feet of net rentable area in the building commonly known as Eastern Professional Plaza located at 5258 South Eastern Avenue, Suite #100, Las Vegas, Clark County, Nevada (the “premises”), and more specifically described in the lease, for a term which expires on April 30, 2007 (the “lease termination date”).

Lessor and lessee desire to extend term of lease of said premises for a period of TWO (2) years beginning May 1, 2007.

Therefore, in consideration of the mutual promises contained in this lease amendment agreement, the parties agree as follows:

3.

Section One - Construction

This lease amendment and extension agreement shall be construed in conjunction with the lease and, except as amended by this instrument, all of the terms, covenants, and conditions of the lease shall remain in full force and effect and are ratified and confirmed by this instrument.

4.

Section Two - Defined Terms

All terms used in this lease amendment and extension agreement shall have the meanings ascribed to them in the lease unless otherwise defined in this instrument.

5.

Section Three — Lease Term

The term of the letting of the premises shall be as indicated in the original lease dated April 21, 2005.

6.

Section Four - Base Rent

Beginning on May 1, 2007, lessee shall pay base rent for year one (1) of extension in the amount of $9,248.00, payable in advance on the first day of each month in the manner provided in the lease.

Beginning on May 1, 2008, lessee shall pay base rent for year one (1) of extension in the amount of $9,520.00, payable in advance on the first day of each month in the manner provided in the lease

7.

Section Five - Additional Rent

Lessee shall make payments with respect to real estate taxes, operating expenses, and other additional rent, if any, in the manner provided in the lease.

8.

Security Deposit

Security Deposit from lease dated April 21, 2005 will continue to be held and increased by $272.00 to be equal to one month’s rent payable May 1, 2007, and an additional $272.00 on May 1, 2008.

In witness, lessor and lessee duly executed this lease amendment and extension agreement, as of the day and year written above.

LESSOR:			LESSEE:
KNK Properties, LLC A Nevada Limited Liability Company 5258 S. Eastern Avenue, Suite 252 Las Vegas, Nevada 89119			Streamray, Inc. 5258 S. Eastern Avenue, Suite #100 Las Vegas, Nevada 89119-2328
By:	/s/ Fred Keiserman		By:	/s/ David Bloom
Fred Keiserman			~~Lars Mapstead~~
Its: Principal			Its: ~~Individual/Principal~~ President
Executed in Las Vegas, Nevada			Executed in Las Vegas, Nevada Palo Alto, CA
on	April 30,	2007	on	April 23,	2007

at 5258 South Eastern Avenue, Suite #252 Las Vegas, Nevada 89119			at